EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated August 31, 2007, with respect to the consolidated financial statements of Bioenvision, Inc. and subsidiaries as of June 30, 2007 and 2006 and for the years then ended, included in this Form 8-K/A of Genzyme Corporation, into Genzyme Corporation’s previously filed Forms S-3 (File Nos. 33-61853, 333-51790, 333-31548, 333-63802, 333-100727, 333-109179) and S-8 (File Nos. 33-58359, 33-60437, 333-10003, 333-33249, 333-83677, 333-51906, 33-30007, 33-68208, 333-33265, 333-10005, 333-33251, 333-83669, 333-33291, 33-21241, 333-55126, 333-42371, 333-81275, 333-87967, 333-81277, 333-83673, 333-64103, 333-83681, 333-51872, 333-52202, 333-66130, 333-70310, 333-76762, 333-76766, 333-76768, 333-76770, 333-100722, 333-90514, 333-90512, 333-90510, 333-64095, 333-106691, 333-106692, 333-111314, 333-116650, 333-116651, 333-116653, 333-114184, 333-125723, 333-125724, 333-125726, 333-139491, 333-139492, 333-143467, 333-143468, 333-143469).

/s/ J.H. Cohn LLP

Roseland, New Jersey

January 7, 2008